UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

October 17, 2006

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Placer Sierra Bancshares (the “Company”) has the following various trust subsidiaries:

(1)	Placer Statutory Trust II, a Connecticut statutory business trust

(2)	Southland Statutory Trust I, a Connecticut statutory business trust

(3)	First Financial (CA) Statutory Trust I, a Connecticut statutory business trust, and

(4)	Placer Statutory Trust III, a Delaware statutory business trust

On October 17, 2006 the Company confirmed the appointment of David E. Hooston as administrator and administrative trustee of the foregoing trusts. On October 17, 2006, the Company appointed Frank J. Mercardante, and Randall E. Reynoso as successor administrators to Placer Statutory Trust II, Southland Statutory Trust I and First Financial (CA) Statutory Trust I and appointed them as successor administrative trustees to Placer Statutory Trust III.

With respect to Placer Statutory Trust II, the Company entered into a document appointing successor administrators dated October 17, 2006 by and between the Company, U.S. Bank National Association as Institutional Trustee, Mssrs. Mercardante and Reynoso as successor administrators and Mr. Thomas Byrom as removed administrator. The document will be filed with the Company’s next quarterly report on Form 10-Q.

With respect to Southland Statutory Trust I, the Company entered into a document appointing successor administrators dated October 17, 2006 by and between the Company, U.S. Bank National Association as Institutional Trustee, Mssrs. Mercardante and Reynoso as successor administrators and Mr. Thomas Byrom as removed administrator. The document will be filed with the Company’s next quarterly report on Form 10-Q.

With respect to First Financial (CA) Statutory Trust I, the Company entered into a document appointing successor administrators dated October 17, 2006 by and between the Company, U.S. Bank National Association as Institutional Trustee, Mssrs. Mercardante and Reynoso as successor administrators, and Mr. James Sundquist and Ms. Angelee Harris as removed administrators. The document will be filed with the Company’s next quarterly report on Form 10-Q.

With respect to Placer Statutory Trust III, the Company entered into a document appointing successor administrative trustees dated October 17, 2006 by and between the Company, Mssrs. Mercardante and Reynoso as successor administrators, and Ms. Judy Reithmeier as removed administrative trustee. Deutsche Bank Trust Company as Property Trustee acknowledged the appointments. The document will be filed with the Company’s next quarterly report on Form 10-Q.

On October 17, 2006, the Company and its former Chairman and Chief Executive Officer Ronald W. Bachli entered into a Second Amendment to Mr. Bachli’s Amended and Restated Employment Agreement. The Second Amendment amends the agreement to provide that a severance payment shall be delayed to the extent necessary to comply with Section 409A of the Internal Revenue Code. The document will be filed with the Company’s next quarterly report on Form 10-Q.

On October 17, 2006, the Company and Mr. Bachli also entered into an amendment to a Supplemental Executive Retirement Plan adopted by the Company’s predecessor First California Bancshares. The amendment to the Supplemental Executive Retirement Plan provides that the terms of the supplemental executive retirement plan are consistent with the terms of Mr. Bachli’s Amended and Restated Employment Agreement, as amended. The document will be filed with the Company’s next quarterly report on Form 10-Q.

Section 8 – Other Events

Item 8.01 Other Events

The Company incorporates by reference the last two paragraphs set forth under Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares
(Registrant)

Date October 23, 2006

/s/ Frank J. Mercardante
Frank J. Mercardante Chief Executive Officer